EXHIBIT 21


                         Subsidiaries of the Registrant
                         ------------------------------


WHOLLY-OWNED SUBSIDIARIES
(Listed by direct owner of stock)

THE ALLSTATE CORPORATION
Allstate Insurance Company (Illinois)

ALLSTATE INSURANCE COMPANY (Subsidiary of The Allstate Corporation) AEI Group, Inc. (Delaware)
Allstate Holdings, Inc. (Delaware)
Allstate Indemnity Company (Illinois)
Allstate International Inc. (Delaware)
Allstate Investment Management Company (Delaware)
Allstate Life Insurance Company (Illinois)
Allstate Property and Casualty Insurance Company (Illinois)
Allstate Texas Lloyd's, Inc. (Texas)
Barrington Reinsurance Company, Ltd. (Bermuda)
Deerbrook Insurance Company (Illinois)
Forestview Mortgage Insurance Co. (California)
Forty Fifth & Main Redevelopment Corp. (Missouri)
General Underwriters Agency, Inc. (Illinois)
Omnitrust Merging Corp. (Delaware)
Tech-Cor, Inc. (Delaware)
The Northbrook Corporation (Nebraska)

ALLSTATE HOLDINGS, INC. (Subsidiary of Allstate Insurance Company) Allstate Floridian Insurance Company (Illinois)

ALLSTATE LIFE INSURANCE COMPANY (Subsidiary of Allstate Insurance Company) Allstate Insurance Company of Canada (Canada)
Allstate Life Financial Services, Inc. (Delaware)
Allstate Life Insurance Company of New York (New York)

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Allstate Settlement Corporation (Delaware)
Glenbrook Life and Annuity Company (Illinois)
Glenbrook Life Insurance Company (Illinois)
Laughlin Group Holdings, Inc. (Delaware)
Lincoln Benefit Life Company (Nebraska)
Northbrook Life Insurance Company (Illinois)
Surety Life Insurance Company (Utah)

AEI GROUP, INC. (Subsidiary of Allstate Insurance Company)
Allstate Motor Club, Inc. (Delaware)
Direct Marketing Center, Inc. (Delaware)
Enterprises Services Corporation (Delaware)
Rescue Express, Inc. (Delaware)
Roadway Protection Auto Club, Inc. (Delaware)


ALLSTATE INTERNATIONAL INC. (Subsidiary of Allstate Insurance Company) Karelian Timber Associates, Inc. (Delaware)
Allstate International Holding GmbH (Germany)

KARELIAN TIMBER ASSOCIATES, INC. (Subsidiary of Allstate International Inc.) Karelian Timber Associates, Ltd. (U.K.)

ALLSTATE INSURANCE COMPANY OF CANADA (Subsidiary of Allstate Life
                                       Insurance Company)
Allstate Life Insurance Company of Canada (Canada)

LAUGHLIN GROUP HOLDINGS, INC. (Subsidiary of Allstate Life Insurance Company) Bank Insurance Services, LLC (Oregon)
Florence Financial Services, Inc. (Alabama)
Investor Financial Services, Inc. (Nevada)
Laughlin Analytics, Inc. (Oregon)
Laughlin Direct Advantage Agency, Inc. (Delaware)
Laughlin Educational Services, Inc. (Oregon)
Laughlin Group Advisors, Inc. (Oregon)
Lee Financial Services, Inc. (Illinois)

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Lifemark Financial and Insurance Agency,  LLC (New York)
Lifemark Financial & Insurance Services, Inc.(California)
Lifemark Insurance Services of California, Inc. (California)
Provest Insurance Services, Inc. (Indiana)
Provest Insurance Services, Inc. (Kentucky)
Provest Insurance Services, Inc. (Pennsylvania)
Security Financial Network, Inc. (Florida)
Security Financial Network, Inc. (Georgia)
The Laughlin Group, Inc. (Oregon)

LINCOLN BENEFIT LIFE COMPANY (Subsidiary of Allstate Life Insurance Company) Lincoln Benefit Financial Services, Inc.(Delaware)

ALLSTATE INTERNATIONAL HOLDING GMBH
Allstate Direct Versicherungs-Aktiengesellschaft

JOINT OWNERSHIP
Truswal Systems Corporation (Delaware)
         100% owned by Omnitrust Merging Corp. and
         Allstate Insurance Company
Truswal Systems of Canada, Ltd (Canada)
         100% owned by Truswal Systems Corporation




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LESS THAN WHOLLY-OWNED SUBSIDIARIES(50% OR MORE)


After Six Holding Corporation (Delaware)

After Six Ltd. (Delaware)

Allstate Automobile and Fire Insurance Company, Ltd. (Japan)

A.S. Licensing (Delaware)

Cardiologic Systems, Inc. (Delaware)

FCOA Acquisition Corp. (Delaware)

Loan Guarantee Investment Corporation (Delaware)

NSI Management, Inc. L.P.S. (Delaware)

Saison Life Insurance Company, Ltd. (Japan)

Samshin Allstate Life Insurance Company, Ltd.(South Korea)

Saugatuck II Cellular Investment Corp. (Delaware)

Science Center Associates (Maryland)

Scripps Center Associates (California)

Tramed (Russia)

         Allstate County Mutual Insurance Company (Texas)

         Allstate Texas Lloyd's (Texas)

         Fallowfield Developers Limited Partnership
         (Pennsylvania)

         HNG Storage Co. (Texas)

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         Heard Energy Corp. (Delaware)

         Quantitative Data Systems, Inc.(California)

         Quantitative Data Systems, L.P. (California)

         Washington Business Park Associates (Illinois)




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